UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2009

ARMSTRONG WORLD INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-2116	23-0366390
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

2500 Columbia Avenue, Lancaster, Pennsylvania 17603
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:(717) 397-0611

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

As a result of the occurrence of a change in control (under our 2006 Long-Term Incentive Plan (“LTIP”) and certain other compensation arrangements) on August 28, 2009, Armstrong World Industries, Inc. expects to record a non-cash charge in the third quarter of 2009 to reflect the accelerated vesting of stock compensation issued to its employees and directors. The amount of the charge is expected to be approximately $31 million. The change in control under the LTIP and certain other compensation arrangements resulted from transactions that occurred, and agreements that were entered into, between Armor TPG Holdings LLC (“Armor TPG”) and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (the “Trust”) on August 28, 2009. Among other things, on August 28, 2009, Armor TPG purchased 7,000,000 shares of Armstrong common stock from the Trust, acquired an economic interest in an additional 1,039,777 shares from the Trust, and Armor TPG and the Trust entered into a shareholders’ agreement with respect to all shares that they owned, as described in additional detail below.

Armor TPG-Trust Shareholders’ Agreement

On August 28, 2009 (the “Closing Date”), Armor TPG and the Trust entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), which provides for certain rights and obligations between the parties thereto. The Company is not a party to the Shareholders’ Agreement. Only certain aspects of the Shareholders’ Agreement are described below, and therefore such description does not purport to be complete and is qualified in its entirety by reference to the complete agreement, which is attached as Exhibit 99.1 hereto and is incorporated herein by this reference.

Board Composition. Pursuant to the Shareholders’ Agreement, promptly following the Closing Date on a schedule to be agreed by the Trust and Armor TPG, and at each annual meeting thereafter or in the event of any vacancies on the Company’s Board of Directors, each of the Trust and Armor TPG have agreed to take all necessary action to cause the Company’s Board of Directors to consist of eleven directors: six independent directors (as defined in the Company’s Amended and Restated Articles of Incorporation (the “Charter”)) mutually agreed upon by Armor TPG and the Trust (the “Independent Directors”), the Chief Executive Officer of the Company, two persons nominated by the Trust (the “Trust Directors”) and, so long as Armor TPG owns at least seven million shares of the Company’s common stock (“Common Stock”) as reduced for certain sales to the Company or pursuant to the tag along rights (the “Initial Shares”), two persons nominated by Armor TPG (the “TPG Directors” and, together with the Trust Directors, the “Designated Directors”). Under certain circumstances, if Armor TPG’s ownership of Common Stock is reduced, its right to designate nominees to the Company’s Board of Directors is reduced to one person or could expire entirely. Pursuant to the Shareholders’ Agreement, David Bonderman is to serve as one of the initial TPG Directors for a period of at least two years.

Transfer, Shareholder Agreements and Other Provisions. The Shareholders’ Agreement also includes certain reciprocal transfer and shareholder agreement provisions, including a right of first offer on certain sales of Common Stock by either party and tag-along rights in the event of certain sales to third parties. The Trust

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and Armor TPG have agreed to take all necessary action to cause the Company not to take certain actions without the vote of all the Designated Directors or the consent of the Trust and Armor TPG and to cause each of the Designated Directors to vote on certain actions as jointly directed by the Trust and Armor TPG (subject to the fiduciary duties of the directors). The Trust also transferred to Armor TPG its registration rights under an existing agreement with the Company to the extent they relate to the Initial Shares and any shares of Common Stock delivered to Armor TPG from the Trust in the event of physical settlement under a prepaid share forward transaction between the parties. Armor TPG agreed that, for a period of eighteen months following the Closing Date, under certain circumstances, if Armor TPG transfers a number of shares of Common Stock that would reduce the aggregate number of shares held by Armor TPG below the number of Initial Shares, Armor TPG will pay to the Trust an amount equal to one-half of any net profit on the sale. The Trust agreed not to sell additional shares of Common Stock for a period of 270 days following the Closing Date except in the case of a bona fide financial emergency.

Business Combinations. Pursuant to the Shareholders’ Agreement, for 24 months after the Closing Date, except to the extent Armor TPG otherwise consents, the Trust will take all necessary action to oppose and not otherwise support or facilitate, any merger, consolidation, share exchange, tender offer, or other business combination transaction (any of the foregoing, a “Business Combination”), pursuant to which outstanding shares of Common Stock are cancelled or exchanged or, if they remain outstanding, no longer represent at least 51% of the shares to be outstanding immediately following such transaction, unless (a) such Business Combination would result in Armor TPG receiving cash consideration of not less than $33.465 per share (if during the first 12 months after the Closing Date) and not less than $44.62 per share (if during the next 12 months), or (b) such Business Combination is approved by a majority of the Independent Directors (as defined in the Charter) and the Trust first fully complies with the right of first offer provision in the Shareholders’ Agreement and such Business Combination is at a price and on terms which are at least as favorable to the Trust as the price and terms set forth in the transfer notice required by such provision.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1

Shareholders’ Agreement, dated as of August 28, 2009, by and among Armor TPG Holdings LLC and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (incorporated by reference to Exhibit (d)(3) of the Schedule TO filed on September 3, 2009, by TPG Advisors VI, Inc., Armor TPG Holdings LLC and others with respect to Armstrong World Industries, Inc.).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 9, 2009

ARMSTRONG WORLD INDUSTRIES, INC.

By:	/s/ Jeffrey D. Nickel
Name:	Jeffrey D. Nickel
Title:	Senior Vice President, Secretary and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1

Shareholders’ Agreement, dated as of August 28, 2009, by and among Armor TPG Holdings LLC and Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust (incorporated by reference to Exhibit (d)(3) of the Schedule TO filed on September 3, 2009, by TPG Advisors VI, Inc., Armor TPG Holdings LLC and others with respect to Armstrong World Industries, Inc.).

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